                                                 Registration No. 333-__________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            Aastrom Biosciences, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Michigan                                   94-3096597
---------------------------------          ------------------------------------
  (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                           24 Frank Lloyd Wright Drive
                            Ann Arbor, Michigan 48106
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                        1996 Employee Stock Purchase Plan
                    1996 Outside Directors Stock Option Plan
     Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan
     -----------------------------------------------------------------------
                            (Full title of the plan)


                                  Todd Simpson
                             Chief Financial Officer
                            Aastrom Biosciences, Inc.
                           24 Frank Lloyd Wright Drive
                            Ann Arbor, Michigan 48106
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  313/930-5555

This registration statement shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                               Proposed      Proposed
Title of                       maximum       maximum
securities      Amount         offering      aggregate      Amount of
to be           to be          price per     offering       registration
registered      registered     share/1/      price          fee
--------------------------------------------------------------------------------

Common Stock,
no par value

1996 Employee Stock Purchase Plan
---------------------------------
                  250,000        $4.78       $1,195,312.50  $    362.22

1996 Outside Directors Stock Option Plan
----------------------------------------
                   30,000        $7.00       $  210,000.00  $     63.64
                  120,000        $5.625      $  675,000.00  $    204.55

Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan
-----------------------------------------------------------------------
                   14,481        $0.30       $    4,344.30  $      1.32
                  254,167        $1.20       $  305,000.40  $     92.42
                   58,002        $3.195      $  185,316.39  $     56.16
                  703,333        $7.00       $4,923,331.00  $  1,491.92
                    6,450        $7.125      $   45,956.25  $     13.93
                  367,501        $5.625      $2,067,193.13  $    626.41
                ---------        ------      -------------  -----------
 TOTAL          1,803,934                    $9,611,454.00  $  2,913

----------
/1/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under option plans, the price is based upon the average of the high and low prices of the Common Stock on April 4, 1997, as reported on the Nasdaq National Market. For the shares under the Employee Stock Purchase Plan, the price is based upon 85% of the average of the high and low prices of the Common Stock on April 4, 1997, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         Aastrom Biosciences, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The final prospectus filed pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form S-1 (No. 333-15415), containing audited financial statements for the Company's fiscal year ended June 30, 1996.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
-------  -------------------------

         The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Pepper, Hamilton & Scheetz ("PHS"), Detroit, Michigan. As of March 31, 1997, Michael B. Staebler, a partner at PHS, is the beneficial owner of 3,333 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         Sections 1561 through 1565 of the Michigan Business
Corporation Act (the "MBCA") authorize a corporation to grant or a court to award, indemnity to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

         The Bylaws of the Company provide that the Company shall, to the fullest extent authorized or permitted by the MBCA, or other applicable law, indemnify a director or officer who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred in connection with the action or suit, if the indemnitee acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders. This section also authorizes the Company to advance expenses incurred by any agent of the Company in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified.

         The Bylaws also authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the MBCA.

         The Company has entered into an indemnification agreement with certain of its directors, officers and other key personnel, which contains provisions that may in some respects be broader than the specific indemnification provisions contained under applicable law. The indemnification agreement may require the Company, among other things, to indemnify such directors, officers and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the Company, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to the maximum extent that insurance coverage of such directors, officers and key employees under the Company's directors' and officers' liability insurance policies is maintained.

         Section 1209 of the MBCA permits a Michigan corporation to include in its Articles of Incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, or the receipt of improper personal benefits cannot be eliminated or limited in this manner.
The Company's Restated Articles of Incorporation include a provision which eliminates, to the fullest extent permitted by the MBCA, director liability for monetary damages for breaches of fiduciary duty.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

         Inapplicable.

Item 8.  Exhibits
-------  --------

         See Exhibit Index.

Item 9.  Undertakings
-------  ------------

         (a) Rule 415 Offering
             -----------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if
------------------
the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference
             -------------------------------------------------------------------
             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of
             -------------------------------------------------------
             registration statement on Form S-8
             ----------------------------------

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 11, 1997.

                                      AASTROM BIOSCIENCES, INC.



                                      By:  /s/ R. Douglas Armstrong
                                          -------------------------------
                                          R. Douglas Armstrong, President
                                          and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------


           The officers and directors of Aastrom Biosciences, Inc. whose signatures appear below, hereby constitute and appoint R. Douglas Armstrong, and Todd E. Simpson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 11, 1997.


Signature                       Title
-------------------------------------------------------------------------------

/s/ R. Douglas Armstrong        President, Chief Executive Officer and
------------------------------- Director (Principal Executive Officer)
R. Douglas Armstrong, Ph.D.


/s/ Todd E. Simpson             Vice President, Finance and Administration and
------------------------------- Chief Financial Officer (Principal Financial
Todd E. Simpson                 and Accounting Officer)


/s/ Robert J. Kunze             Chairman of the Board and Director
-------------------------------
Robert J. Kunze


/s/ Albert B. Deisseroth        Director
-------------------------------
Albert B. Deisseroth, Ph.D.


/s/ Stephen E. Emerson          Director
-------------------------------
Stephen E. Emerson, Ph.D.


/s/ G. Bradford Jones           Director
-------------------------------
G. Bradford Jones


/s/ Horst R. Witzel             Director
-------------------------------
Horst R. Witzel, Dr.-Ing.


/s/ Edward C. Wood, Jr.         Director
-------------------------------
Edward C. Wood, Jr.


                                  EXHIBIT INDEX
                                  -------------

4.1      Restated Articles of Incorporation, incorporated by reference to
         Exhibit 3.1 to the Registrant's Report on Form 10-Q for the quarterly period ended December 31, 1996

4.2 By-Laws, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement (No. 333-15415)

4.3      Amended and Restated  Investors'  Rights Agreement dated April
         7, 1992, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement (No. 333-15415)

4.4      Specimen Common Stock Certificate, incorporated by reference to
         Exhibit 4.1 to the Registrant's Form S-1 Registration Statement
         (No. 333-15415)

5        Opinion re legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of Independent Accountants

24 Power of Attorney (included in the signature pages to this registration statement)